EX-35.4
(logo) J.E. ROBERT
COMPANIES

15455 Dallas Parkway, 6th Floor
Addison, TX 75001

tel 972.764.5248
fax 972.764.5101


CERTIFICATION

J.P. Morgan Chase Commercial Mortgage Securities Trust 2007-LDP10
Commercial Mortgage Pass-Through Certificates
Series 2007-LDP10 (the "Trust")
Annual Compliance Statement per PSA Section 11.09

I, Michael F. Cocanougher, on behalf of J.E. Robert Company, Inc., as special servicer (the "Certifying Servicer"), certify to J.P. Morgan Chase Commercial Mortgage Securities Corp. and its officers, directors and affiliates, and with the knowledge and intent that they will rely upon this certification, that:

1. I have reviewed the Certifying Servicer's activities during the preceding calendar year or portion thereof and the Certifying Servicer's performance under the Pooling and Servicing Agreement; and

2. To the best of my knowledge, based on my review, the Certifying Servicer has fulfilled all of its obligations under the Pooling and Servicing Agreement in all material respects throughout such year or portion thereof.

Date: March 4, 2008

J.E. ROBERT COMPANY, INC.

By: /s/ Michael F. Cocanougher
Michael F. Cocanougher
Director